Exhibit 10.9

THRYV HOLDINGS, INC.
2020 INCENTIVE AWARD PLAN

Adopted by the Board of Directors:  September 3, 2020
Approved by the Company’s Stockholders:  September 3, 2020

Effective Date: [_________], 20201

1.           Purpose.  The purpose of this 2020 Incentive Award Plan (the “Plan”) is to aid Thryv Holdings, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), in attracting, retaining, motivating and rewarding employees, non-employee directors and consultants of the Company and its subsidiaries and affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders.  The Plan authorizes stock-based and cash-based incentives for Participants.

2.           Definitions.  In addition to the terms defined in Section 1 and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)          “Affiliate” shall mean any entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.  As used in this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Company, whether through ownership of voting securities, by contract or otherwise.

(b)          “Award” means any Option, SAR, Restricted Stock, RSU, Bonus Stock, Dividend Equivalent, Other Stock-Based Award, or Performance Award granted to a Participant under the Plan, and may be a 409A Award or a Non-409A Award.

(c)          “Beneficiary” means the legal representative of a Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under the Participant’s Award(s) upon the Participant’s death.

(d)          “Board” means the Company’s Board of Directors.

(e)          “Bonus Stock” means Stock granted under Section 6(f).

[1].	NTD: To be date on which the Form 8-A in connection with the Company’s direct listing becomes effective.

(f)          “Cause”  means, with respect to a particular Participant, the definition ascribed to such term in the Participant’s award agreement, or in the absence of such a definition, in a written employment agreement between the Participant and the Company (or other member of the Group), or in absence of either such definition, “Cause” shall mean a termination of a Participant’s Continuous Service due to (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to any member of the Group; (ii) conduct that brings or is reasonably likely to bring any member of the Group negative publicity or into public disgrace, embarrassment or disrepute; (iii) gross negligence or willful misconduct with respect to any member of the Group; (iv) material violation of state or federal securities laws; (v) the performance of Participant’s duties in an unsatisfactory manner after written warning and a ten (10) day opportunity to cure; (vi) material violation of the Company’s written policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal or unethical activities and ethical misconduct; or (vii) any material breach of a written agreement between Participant and any member of the Group, including without limitation a material breach of any employment, confidentiality, non-compete, non-solicit or similar agreement.  A termination for “Cause” will include any resignation in anticipation of discharge for “Cause” or accepted by the Company in lieu of a formal discharge for “Cause.”

(g)          “Change in Control” means the occurrence of any one or more of the following events:

(i)          any “person” as defined in Section 3(a)(9) of the Exchange Act, and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act, but excluding the Company or any Subsidiary or Affiliate, any employee benefit plan sponsored or maintained by the Company or any Subsidiary or Affiliate (including any trustee of such plan acting as trustee) and any Permitted Holder (as defined below), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 50% of the combined voting power of the Company’s then-outstanding securities, other than in connection with a merger, consolidation, recapitalization or reorganization of the Company;

(ii)          the consummation of a merger, consolidation, recapitalization, or reorganization of the Company, or a reverse stock split of any class of voting securities of the Company, other than any such transaction that would result in at least 50% of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately after such transaction being beneficially owned in approximately the same proportion by persons who together beneficially owned at least 50% of the combined voting power of the voting securities of the Company outstanding immediately prior to such transaction; provided that, for purposes of this Section 2(g)(ii), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 50% threshold is due solely to the acquisition of voting securities by the Company or such surviving entity or any Subsidiary or Affiliate of the Company or such surviving entity, by an employee benefit plan of the Company or such surviving entity or of any Subsidiary or Affiliate of the Company or such surviving entity, or by any Permitted Holder; or

(iii)        the stockholders of the Company approve a plan of complete liquidation of the Company, or the consummation of a sale or disposition by the Company of all or substantially all of its assets (or any transaction having a similar effect) unless at least 50% of the total voting power represented by the voting securities of the acquiring company outstanding immediately after such transaction are beneficially owned in approximately the same proportion by persons who together beneficially owned at least 50% of the combined voting power of the voting securities of the Company outstanding immediately prior to such transaction; provided that, for purposes of this Section 2(g)(iii), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 50% threshold is due solely to the acquisition of voting securities by the Company or such acquiring company or any Subsidiary or Affiliate of the Company or such acquiring company, by an employee benefit plan of the Company or such acquiring company or of any Subsidiary or Affiliate of the Company or such acquiring company, or by any Permitted Holder.

“Permitted Holder” shall mean Mudrick Capital Management L.P., Verto Direct Opportunity LP, Boston Patriot Battery March St. LLC, P Mudrick LTD, Mudrick Distressed Opportunity Drawdown Fund LP, , Mudrick Distressed Opportunity Specialty Fund LP, Blackwell Partners LLC – Series A, Mudrick Distressed Opportunity Fund Global LP, Paulson Credit Opportunities Master LTD, Paulson & Co. Inc., Paulson Credit Opportunities Master LTD, Goldentree Distressed Master Fund 2014 LTD, Goldentree 2004 Trust, Goldentree Master Fund LTD, San Bernardino County Employees Retirement Association, GN3 SIP Limited, GT NM LP, Goldentree VI Master Fund LP, State Street Cayman Trust Company LTD TR UA 02/12/2017 High Yield and Bank Loan Series Trust, GTAM TS Investment LLC, Goldentree Insurance Fund Serios Interests of the Sali Multi-Series Fund LP, Crown Managed Accounts SPC, Louisiana State Employees Retirement System, and their respective affiliates.

Notwithstanding the foregoing, with respect to any Award which constitutes “nonqualified deferred compensation” under, and subject to, Code Section 409A, to the extent necessary to comply with the requirements of Code Section 409A, the term “Change in Control” shall mean an occurrence that both (x) satisfies the requirements set forth above in the definition of “Change in Control”, and (y) is a “change in control event” as that term is defined in Treasury Regulation §1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided, that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation §1.409A-3(i)(5) shall be consistent with such regulation.

(h)          “Code” means the Internal Revenue Code of 1986, as amended.  Reference to any Code provision includes any regulation thereunder and any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and/or Internal Revenue Service.

(i)          “Committee” means the Compensation Committee of the Board, the composition and governance of which is subject to applicable NASDAQ “independence” standards and any other applicable listing requirements and the Company’s corporate governance documents.  Unless otherwise determined by the Board, the Compensation Committee shall consist of two or more Qualified Members.  At any time that a member of the Compensation Committee is not a Qualified Member, any action of the Committee relating to an Award granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, may be taken either by (i) a subcommittee of the Compensation Committee, as designated by the Board, comprised solely of two or more Qualified Members, or (ii) if no such subcommittee is so designated, the entire Board.  No Committee action shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any applicable qualification standard.  Notwithstanding the foregoing, with respect to Awards to Non-Employee Directors, the Committee means the entire Board.

(j)          “Consultant” means any consultant or advisor engaged to provide services to any member of the Group who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on Form S-8 Registration Statement.

(k)          “Continuous Service” means that the Participant’s service with the Group, whether as an Employee, Director or Consultant, is not interrupted or terminated.  A change in the capacity in which the Participant renders service to the Group as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Group, will not terminate a Participant’s Continuous Service; provided, however, that if the entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Committee, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such entity ceases to qualify as an Affiliate.  To the extent permitted by law, the Committee or its delegate, in its sole discretion, may determine whether Continuous Service will be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(l)          “Director” means a member of the Board.

(m)         “Disability” means, with respect to a particular Participant, the definition ascribed to such term in the Participant’s award agreement, or in the absence of such a definition, in a written employment agreement between the Participant and the Company (or other member of the Group), or in absence of either such definition, “Disability” shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, that in the case of ISOs, the term Disability shall have the meaning ascribed to it in Code Section 22(e)(3).  The determination of whether an individual has a Disability shall be determined under procedures established by the Committee.  Except in situations where the Committee is determining Disability for purposes of the term of an ISO, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any of its Subsidiaries or Affiliates in which a Participant participates.

(n)          “Dividend Equivalent” means a right, granted under this Plan, to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(o)          “Effective Date” means the effective date specified in Section 9(q).

(p)          “Employee” means any person employed by any member of the Group, with the status of employment determined pursuant to such factor(s) as are deemed appropriate by the Committee in its sole discretion, subject to any requirements of applicable law, including the Code; provided, that for purposes of determining eligibility to receive an ISO, an Employee shall mean an employee of the Company or a “parent corporation” or “subsidiary corporation” within the meaning of Code Sections 424(e) and 424(f), respectively.  Service as a Director or payment by any member of the Group of a Director’s fees shall not be sufficient to constitute “employment” of such Director by any member of the Group.

(q)          “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule thereunder shall include any successor provisions and rules.

(r)          “Fair Market Value” means, as of any date, the value of Stock as determined below.

(i)          If the Stock is traded on any established stock exchange or a national market system (including without limitation, the New York Stock Exchange or the Nasdaq Stock Market), the Fair Market Value shall be the closing price of a share of Stock (of if no sales were reported, the closing price on the nearest trading date immediately preceding such date) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable.

(ii)         If the Stock is not traded on an established stock exchange or national market system, but the Stock is regularly quoted by a recognized securities dealer, the Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low ask prices for a share of Stock on such date, the high bid and low asked prices for a share of Stock on the last preceding date for which such information exists,  as reported in The Wall Street Journal or such other source as the Committee deems reliable.

(iii)        If the Stock is neither traded on any established stock exchange or national market system nor regularly quoted by a recognized securities dealer, the Fair Market Value shall be determined in good faith by the Committee or under procedures established be the Committee in a manner not inconsistent with Section 409A.

Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a share of Stock in any other method consistent with the requirements of Code Section 409A and Treasury Regulation §1.409A-1(b)(5)(iv).  The Committee may vary its method of determination of the Fair Market Value as provided in this Section 2(r) for different purposes under the Plan to the extent consistent with the requirements of Code Section 409A.

(s)          “409A Award” means an Award that constitutes a deferral of compensation under Code Section 409A.  “Non-409A Award” means an Award other than a 409A Award.

(t)          “Greater than 10% Stockholder” means an individual then “owning” (within the meaning of Code Section 424(d)) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation”, as defined in Code Sections 424(e) and 424(f), respectively.

(u)          “Group” means the Company and its Subsidiaries and Affiliates, or any members of the Group, as the context requires.

(v)          “Incentive Stock Option” or “ISO” means an Option which both is designated as an incentive stock option and qualifies as an incentive stock option within the meaning of Code Section 422.

(w)         “Non-Employee Director” means a Director who is not an Employee of any member of the Group, and who satisfies the requirements of a “non-employee director” within the meaning of Section 16 of the Exchange Act.

(x)          “Option” means a right, granted under Section 6(b), to purchase Stock.

(y)          “Other Stock-Based Award” means an Award granted under Section 6(h).

(z)          “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Employee of any member of the Group or a Director of the Company.

(aa)        “Performance Award” means a conditional right, granted under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments.

(bb)        “Qualified Member” means a member of the Compensation Committee who meets the definition of “non-employee director” under the provisions of Section 16b-3 of the Exchange Act.

(cc)        “Restricted Stock” means Stock granted under Section 6(d) which is subject to certain restrictions and to a risk of forfeiture.

(dd)        “Restricted Stock Unit” or “RSU” means a right, granted under Section 6(e), to receive Stock (or the Fair Market Value thereof) at the end of a specified deferral period.

(ee)        “Securities Act” means the Securities Act of 1933, as amended.  References to any provision of the Securities Act or rule thereunder shall include any successor provisions and rules.

(ff)         “Stock” means the Company’s common stock, par value $0.01 per share, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 9(d).

(gg)        “Stock Appreciation Right” or “SAR” means a right granted under Section 6(c).

(hh)        “Subsidiary” means any entity in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.  Notwithstanding the foregoing, in the case of an Incentive Stock Option or any determination related to an Incentive Stock Option, “Subsidiary” means a corporation that is a “subsidiary” of the Company within the meaning of Code Section 424(f).

3.           Administration.

(a)          Authority of the Committee.  The Plan shall be administered by the Committee, which shall have full authority and discretion, in each case subject to and consistent with the provisions of the Plan,

(i)          to select the persons to whom Awards will be granted from among those eligible; to grant Awards;

(ii)         to determine the type and number of Awards;

(iii)        to determine the terms and conditions of Awards, including the dates on which Awards may be exercised and/or on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates (to the extent such acceleration is either outside the scope of or permitted by Code Section 409A), the expiration date of any Award, and whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and any performance criteria or performance goals applicable to an Award, and all other matters relating to Awards;

(iv)        to prescribe Award documents evidencing or setting terms of Awards (which Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto;

(v)         to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting an interruption or termination of the Participant’s Continuous Service for purposes of Awards granted under the Plan;

(vi)        to construe and interpret the Plan, related administrative rules and Award documents, and to correct defects, supply omissions or reconcile inconsistencies therein; and

(vii)       to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including stockholders of the Company, Participants, Beneficiaries, permitted transferees of Awards and any other persons claiming rights from or through a Participant.

(b)          Manner of Exercise of Committee Authority.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.  The Committee may delegate to officers or employees of the Group, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent consistent with Rule 16b-3 under the Exchange Act, where applicable, and permitted by applicable law.

(c)          Limitation of Liability.  The Board and Committee and each member thereof, and any person acting pursuant to authority delegated by the Board or Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any officer or employee of the Group, or the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan.  Board and Committee members, any person acting pursuant to authority delegated by the Board or Committee, and any officer or employee of the Group acting at the direction or on behalf of the Board or Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.           Stock Subject To Plan.

(a)          Overall Number of Shares Available for Delivery.  The total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be equal to the sum of (i) 1,000,000 shares of Stock and (ii) any shares of Stock which as of the Effective Date are available for issuance under the Dex Media, Inc. 2016 Stock Incentive Plan, as amended (the “Prior Plan”), or are subject to awards under the Prior Plan which are forfeited or lapse unexercised and which following the Effective Date are not issued under the Prior Plan.  No more than 1,000,000 shares of Stock may be issued in the aggregate pursuant to the exercise of ISOs.  The total number of shares of Stock available under the Plan and the number of shares of Stock available for ISOs are subject to adjustment as provided in Section 9(d).  Any shares of Stock delivered under the Plan may consist of authorized and unissued shares or treasury shares.

(b)          Replenishment Rules.   To the extent that an Award under the Plan is canceled, expired, forfeited, settled in cash, or otherwise terminated without delivery of shares to a Participant, the shares retained by or returned to the Company shall be available under the Plan.  Notwithstanding the foregoing, (i) any shares that are withheld from an Award or separately surrendered by a Participant in payment of the exercise price or taxes relating to an Award, (ii) any shares purchased by the Company in the open market using the proceeds from exercise of an Option, and (iii) any shares covered by a stock-settled SAR or other stock-settled Award that were not issued upon the settlement of the Award will not become available under the Plan.

(c)          Reinvested Dividends.  The number of shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares or credited as additional Restricted Stock, RSUs, or other Awards.

(d)          Substitute Awards for Acquired Business.  Shares issued or issuable in connection with any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or the Group, or with which the Company or the Group combines, shall not be counted against the number of shares reserved under the Plan.

5.           Eligibility.  The Committee shall have discretion to grant Awards under the Plan only to an individual who is (i) a Director, an Employee (including an executive officer), or a Consultant of the Group, or (ii) a person who has been offered employment by the Group, provided that any grant to a prospective Employee shall not be effective until such person has commenced employment with the Group; provided, that to the extent required to avoid accelerated taxation and/or tax penalties under Code Section 409A, an eligible recipient of an Option or a SAR means an individual who is a Director, Employee (including an executive officer) or a Consultant of the Group with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Code Section 409A.  An Employee on leave of absence may be considered as still in the employ of the Group for purposes of eligibility for participation in the Plan.  In addition to the persons referred to in the first sentence of this Section 5, holders of awards granted by a company or business acquired by the Company or the Group, or with which the Company or Group combines, are eligible for grants of Awards under the Plan in assumption of or substitution for such previously granted awards.

6.           Specific Terms Of Awards.

(a)          General.  Awards may be granted on the terms and conditions set forth in this Section 6, subject to any additional requirements set forth in Section 8.  In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 9(f) and 9(k)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.  The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 9(k).  The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the State of Delaware, and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b)          Options.  The Committee is authorized to grant Options under the Plan on the following terms and conditions:

(i)          Exercise Price.  The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option, except as provided in Section 8(a).  In addition, in the case of an ISO granted to a Greater Than 10% Stockholder, such price shall be not less than 110% of the Fair Market Value of a share of Stock on the date of grant of such ISO.

(ii)         Option Term; Time and Method of Exercise.  The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten (10) years from the date of grant, and in the case of an ISO granted to a Greater Than 10% Stockholder, the term shall not exceed a period of five (5) years from the date of grant.  The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements, subject to the minimum vesting requirements of Section 8(d));  the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to any limitations imposed by Code Section 409A or other applicable law), including, without limitation, cash, Stock, withholding of Stock deliverable upon exercise (i.e., “net exercise”),  through broker-assisted “cashless exercise” arrangements, by delivery of other Awards or awards granted under other plans of the Company or the Group, or other property, or by any other method determined by the Committee; and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants upon Option exercise.   In addition, the Committee may provide that a Participant may exercise an Option in whole or in part prior to the full vesting of the Option in exchange for unvested shares of Restricted Stock with respect to any unvested portion of the Option so exercised (with shares of Restricted Stock acquired upon the exercise of any unvested portion of an Option subject to such terms and conditions as the Administrator shall determine).

(iii)        ISOs.  The terms of any ISO granted under the Plan shall satisfy the requirements of Code Section 422.  The Committee may grant ISOs only to Employees of the Company, of the Company’s “parent corporations” or “subsidiary corporations” as defined in Code Sections 424(e) or 424(f), respectively.  No Greater Than 10% Stockholder may be granted an ISO unless such ISO conforms to the applicable provisions of Code Section 422.  To the extent that the aggregate fair market value of stock with respect to which ISOs are exercisable for the first time by a Participant during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Code Sections 424(e) and (f), respectively), exceeds $100,000, the Options shall be treated as non-qualified Options to the extent required by Code Section 422.  Any Option designated as an ISO which fails to satisfy all the requirements of Code Section 422 shall be treated as a non-qualified Option.

(iv)        Termination of Continuous Service.  The Committee shall establish and set forth in the applicable award agreement the terms and conditions upon which an Option shall remain exercisable, if at all, following termination of Participant’s Continuous Service, which provisions may be waived or modified by the Committee at any time. To the extent that an award agreement does not specify the terms and conditions upon which an Option shall terminate upon termination of a Participant’s Continuous Service, the following provisions shall apply:

(A)        General Provisions. If the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified below, the Option shall terminate. In no event may any Option be exercised after the expiration date of the Option as set forth in the award agreement.

(B)        Termination other than Upon Disability or Death or for Cause. In the event of termination of a Participant’s Continuous Service other than under the circumstances set forth in subsections (C) through (E) below, such Participant may exercise any outstanding Option at any time within ninety (90) days following such termination to the extent the Participant is vested in such Option (but in no event beyond the expiration date of the Option as set forth in the award agreement). The unvested portion of any outstanding Option held by such Participant shall immediately terminate upon the termination of the Participant’s Continuous Service.

(C)        Disability. In the event of termination of a Participant’s Continuous Service as a result of his or her Disability, such Participant may exercise any outstanding Option at any time within six (6) months following such termination (but in no event beyond the expiration date of the Option as set forth in the award agreement) to the extent the Participant is vested in such Option. The unvested portion of any outstanding Option held by such Participant shall immediately terminate upon the termination of the Participant’s Continuous Service.

(D)        Death. In the event of the death of a Participant during the period of Continuous Service since the date of grant of any outstanding Option, or within ninety (90) days following termination of such Participant’s Continuous Service (other than for Cause), the Option may be exercised by the Participant’s Beneficiary, at any time within six (6) months following the date of death or, if earlier, the date the Participant’s Continuous Service terminated (but in no event beyond the expiration date of the Option as set forth in the award agreement), but only to the extent the Participant is vested in such Option. The unvested portion of any outstanding Option held by such Participant shall immediately terminate upon the termination of the Participant’s Continuous Service.

(E)         Termination for Cause. In the event of termination of a Participant’s Continuous Service for Cause, any outstanding Option (including any vested portion thereof) held by such Participant shall immediately terminate in its entirety upon first notification to the Participant of termination of the Participant’s Continuous Service for Cause. If a Participant’s Continuous Service is suspended pending an investigation of whether the Participant’s Continuous Service will be terminated for Cause, all the Participant’s rights under any Option, including the right to exercise the Option, shall be suspended during the investigation period.

(c)          Stock Appreciation Rights.  The Committee is authorized to grant SARs under the Plan on the following terms and conditions:

(i)          Right to Payment.  A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise or settlement thereof, an amount payable in shares or cash equal to the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee, provided that such grant price shall not be lower than the Fair Market Value of the Company’s Stock on the grant date (except as provided in Section 8(a)).

(ii)         Other Terms.  The Committee shall determine the term of each SAR, provided that in no event shall the term of an SAR exceed a period of ten (10) years from the date of grant.  The Committee shall determine, at the date of grant or thereafter (subject to Sections 9(f) and 9(k)), the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements, subject to the minimum vesting requirements of Section 8(d)), the method of exercise, the time and method of settlement, the form of consideration payable in settlement (which may include cash, Stock, other property, or a combination thereof), and the method by or forms in which Stock will be delivered or deemed to be delivered to Participants.

(iii)        Termination of Continuous Service.  The Committee shall establish and set forth in the applicable award agreement the terms and conditions upon which a SAR shall remain exercisable, if at all, following termination of Participant’s Continuous Service, which provisions may be waived or modified by the Committee at any time. To the extent that an award agreement does not specify the terms and conditions upon which a SAR shall terminate upon termination of a Participant’s Continuous Service, the following provisions shall apply:

(A)        General Provisions. If the Participant (or other person entitled to exercise the SAR) does not exercise the SAR to the extent so entitled within the time specified below, the SAR shall terminate. In no event may any SAR be exercised after the expiration date of the SAR as set forth in the award agreement.

(B)        Termination other than Upon Disability or Death or for Cause. In the event of termination of a Participant’s Continuous Service other than under the circumstances set forth in subsections (C) through (E) below, such Participant may exercise any outstanding SAR at any time within ninety (90) days following such termination to the extent the Participant is vested in such SAR (but in no event beyond the expiration date of the SAR as set forth in the award agreement). The unvested portion of any outstanding SAR held by such Participant shall immediately terminate upon the termination of the Participant’s Continuous Service.

(C)        Disability. In the event of termination of a Participant’s Continuous Service as a result of his or her Disability, such Participant may exercise any outstanding SAR at any time within six (6) months following such termination (but in no event beyond the expiration date of the SAR as set forth in the award agreement) to the extent the Participant is vested in such SAR. The unvested portion of any outstanding SAR held by such Participant shall immediately terminate upon the termination of the Participant’s Continuous Service.

(D)        Death. In the event of the death of a Participant during the period of Continuous Service since the date of grant of any outstanding SAR, or within ninety (90) days following termination of such Participant’s Continuous Service (other than for Cause), the SAR may be exercised by the Participant’s Beneficiary, at any time within six (6) months following the date of death or, if earlier, the date the Participant’s Continuous Service terminated (but in no event beyond the expiration date of the SAR as set forth in the award agreement), but only to the extent the Participant is vested in such SAR. The unvested portion of any outstanding SAR held by such Participant shall immediately terminate upon the termination of the Participant’s Continuous Service.

(E)         Termination for Cause. In the event of termination of a Participant’s Continuous Service for Cause, any outstanding SAR (including any vested portion thereof) held by such Participant shall immediately terminate in its entirety upon first notification to the Participant of termination of the Participant’s Continuous Service for Cause. If a Participant’s Continuous Service is suspended pending an investigation of whether the Participant’s Continuous Service will be terminated for Cause, all the Participant’s rights under any SAR, including the right to exercise the SAR, shall be suspended during the investigation period.

(d)          Restricted Stock.  The Committee is authorized to grant Restricted Stock under the Plan on the following terms and conditions:

(i)          Grant and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose (subject to the minimum vesting requirements of Section 8(d)), which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter.  Except to the extent restricted under the terms of the Award document, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any vesting, mandatory reinvestment or other requirement imposed by the Committee and further subject to the limitations on dividends imposed by Section 8(e)).

(ii)         Forfeiture.  Except as otherwise determined by the Committee (but subject to the minimum vesting requirements of Section 8(d)), upon termination of a Participant’s Continuous Service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes (subject to the minimum vesting requirements of Section 8(d)).

(iii)        Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing Restricted Stock are registered in the name of a Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock; that the Company retain physical possession of the certificates; and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)        Dividends and Splits.  Subject to the limitations on dividends imposed by Section 8(e), the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, in either case subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in RSUs, other Awards or other investment vehicles (including cash equivalents bearing a fixed or formula rate of interest as determined by the Committee), subject to such terms as the Committee shall determine or permit a Participant to elect.  Unless otherwise determined by the Committee (subject to the limitations on dividends imposed by Section 8(e)), Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)          Restricted Stock Units.  An RSU entitles the Participant to receive one share of Stock (or the Fair Market Value of a share) at a specified time.  The Committee is authorized to grant RSUs under the Plan on the following terms and conditions:

(i)          Award and Restrictions.  Issuance of Stock or payment of the cash or other property to which the Participant is entitled under the RSU Award will occur upon expiration of the deferral period specified for such Award by the Committee (or, if permitted by the Committee, as elected by the Participant).  RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose (subject to the minimum vesting requirements of Section 8(d)), which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter.  RSUs may be satisfied by delivery of Stock, cash, other Awards, or other property, or a combination thereof, as determined by the Committee at the date of grant or thereafter. The time and/or circumstances of such delivery shall be determined by the Committee subject to any limitations imposed by Code Section 409A.

(ii)         Forfeiture.  Upon termination of a Participant’s Continuous Service during the portion of the deferral period to which forfeiture conditions apply (as provided in the Award document evidencing the RSUs), all RSUs that are at that time subject to such forfeiture conditions shall be forfeited; provided, that the Committee may provide, by rule or regulation or in an Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to RSUs will lapse in whole or in part, including in the event of terminations resulting from specified causes (subject to the minimum vesting requirements of Section 8(d)).  Notwithstanding the foregoing, the Committee shall have no authority to shorten or lengthen the deferral period specified for an RSU Award except as permitted under Code Section 409A.

(iii)        Dividend Equivalents.  Subject to the limitations on dividend equivalents imposed by Section 8(e), the Committee may determine whether or not an Award of RSUs shall entitle the Participant to receive Dividend Equivalents, and may require that Dividend Equivalents on the number of shares of Stock covered by an Award of RSUs shall be either (A) paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred as to payment for such period as specified by the Committee, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional RSUs, other Awards, or other investment vehicles (including cash equivalents bearing a fixed or formula rate of interest as determined by the Committee).  Unless otherwise determined by the Committee (subject to the limitations on dividend equivalents imposed by Section 8(e)), in the case of a dividend payable in Stock, the Dividend Equivalent on such dividend shall be credited as additional RSUs, which shall be subject to restrictions and a risk of forfeiture to the same extent as the RSUs with respect to which it was distributed and shall have the same deferral period as such RSUs.

(f)          Bonus Stock.  The Committee is authorized to grant Stock as a bonus.  All Awards under this Section 6(f) shall be subject to such terms as shall be determined by the Committee (subject to the requirements of Sections 8(c), (d) and (e)).

(g)          Dividend Equivalents.  The Committee is authorized to grant Dividend Equivalents under the Plan which may be awarded on a free-standing basis or in connection with another Award (other than an Option or SAR).  Subject to the limitations on dividends equivalents imposed by Section 8(e), the Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or on a deferred basis (in each case subject to any limitations imposed by Code Section 409A).  Deferred amounts may be deferred as a fixed dollar amount or may be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles (including cash equivalents bearing a fixed or formula rate of interest as designated by the Committee), and shall be subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify.

(h)          Other Stock-Based Awards.  The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities; other rights convertible or exchangeable into Stock; purchase rights for Stock; performance units or performance shares; Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee; and Awards valued by reference to the book value of Stock or the value of securities of (or the performance of) specified Subsidiaries or Affiliates or other business units.  The Committee shall determine the terms and conditions of such Awards (subject to Section 8).  Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine (subject to Section 8).

(i)          Performance Awards.  Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

(j)          Non-Employee Director Awards.

(i)          Non-Employee Director Compensation Policy.  The Committee, in its sole discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written nondiscretionary formula established by the Committee (the “Non-Employee Director Compensation Policy”), subject to the limitations in the Plan, The Non-Employee Director Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of shares of Stock to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Committee shall determine in its sole discretion.  The Non-Employee Director Compensation Policy may be modified by the Committee from time to time in its sole discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time.

(ii)         Non-Employee Director Limit.  Notwithstanding any provision to the contrary in the Plan or in the Non-Employee Director Compensation Policy, the sum of the grant date fair value of Awards and any cash compensation or fees granted to a Non-Employee Director during any calendar year shall not exceed $1,000,000.  The Committee may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances, as the Committee may determine in its discretion, provided, that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Non-Employee Directors.

7.          Performance Awards.

(a)          Performance Awards Generally.  Performance Awards may be denominated as a cash amount or a number of shares of Stock which will be earned, and/or a specified number of Awards which will be granted, upon achievement or satisfaction of performance conditions specified by the Committee over the length of any applicable performance period determined by the Committee.  In addition, the Committee may constitute any other Award as a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and/or the vesting or timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee.  The Committee may use such performance criteria and other measures of performance as it may deem appropriate in establishing any performance conditions (including, but not limited to, the criteria set forth in Section 7(b)), and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.

(b)          Performance Criteria.  One or more of the following performance criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or Affiliates or other business units of the Company may be used by the Committee in establishing performance goals for Performance Awards:  pre- or after-tax net earnings, sales or revenue, operating earnings, EBITDA,  NIBIT (net income before interest and taxes), operating cash flow, return on net assets, return on shareholders’ equity, return on assets, return on capital, stock price growth, shareholder returns, gross or net profit margin, earnings per share, price per share, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, product development goals, compliance and regulatory goals, goals relating to acquisitions or divestitures, goals related to new technology, and/or any other objective measure derived from any of the foregoing criteria.  The performance goals may relate to the Participant’s business unit or the performance of the Company as a whole, or any combination of the foregoing.  Performance goals need not be uniform as among Participants.  The targeted level or levels of performance with respect to such performance criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, in relation to one another, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(c)          Determination of Achievement; Adjustments.  The Committee shall determine the extent to which a Performance Award has been earned in its sole discretion, including the manner of calculating the performance criteria and the measure of whether and to what degree any performance goals have been obtained.  The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Performance Awards (including the performance goals and amounts payable under Performance Awards) (i) in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 9(d), acquisitions and dispositions of businesses and assets, litigation or claim judgments or settlements, extraordinary items, and specified non-recurring charges or credits) affecting the Company, any Subsidiary or Affiliate or other business unit, and/or (ii) in response to changes in applicable laws, regulations, accounting principles, or tax rates.

8.          Certain General Provisions Applicable To Awards.

(a)          Stand-Alone, Additional, Tandem, and Substitute Awards.  Awards granted under the Plan may, in the Committee’s discretion, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company or Group or any business entity to be acquired by the Company or Group, or any other right of a Participant to receive payment from the Company or Group, subject to any restrictions imposed by Code Section 409A.  If two Awards are granted in tandem, a Participant may receive the benefit of one Award only to the extent he or she relinquishes the tandem Award.  Awards granted in addition to or in tandem with other Awards or awards may be granted either at the same time as or at a different time from the grant of such other Awards or awards. Subject to any restrictions imposed by Code Sections 409A and/or 424, the Committee may grant substitute Awards in assumption of or in substitution for an outstanding award granted by a company or business acquired by the Company or Group, or with which the Company or Group combines, with an exercise price or grant price per share of Stock below Fair Market Value as it determines appropriate to preserve the economic value of any such outstanding assumed or substituted awards.

(b)          Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee, except that no Option or SAR shall have a term exceeding ten (10) years.

(c)          Form and Timing of Payment under Awards.

(i)          Committee Discretion.  Subject to the terms of the Plan and any applicable Award document and to the extent permitted under Code Section 409A, payments to be made by the Company upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis.  The settlement of any Award may be accelerated, and/or cash may be paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events, subject to Section 8(d) and Section 9(k).  Subject to Section 9(k), the Committee may require installment or deferred payments (subject to Section 9(f)) or may permit a Participant to elect such payments (including extension of a deferral period) on terms and conditions established by the Committee.  Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(ii)         Distribution upon Unforeseeable Emergency.  The Committee may provide in the Award document (but not after the date of the Award unless permitted under Code Section 409A) that in the event such Award is vested under the terms of the Award and no longer subject to a substantial risk of forfeiture, such Award shall be distributed to the Participant, upon application of the Participant, if the Participant has had an unforeseeable emergency within the meaning of Code Section 409A, subject to any restrictions on the timing or making of such distribution as may be imposed by the Committee in the Award document or by Code Section 409A.

(d)          Minimum Vesting.  Notwithstanding any provision in the Plan to the contrary and except as otherwise provided in a written employment agreement between the Company (or other member of the Group) and a Participant as in effect on the Effective Date, no portion of any Award that is denominated by reference to a number of shares shall vest prior to the first (1st) anniversary of the date of grant of the Award, except that the Committee may provide, at the time of grant or thereafter, for earlier vesting in the event of a Participant’s Disability or death, or in the event of a Change in Control or other transaction described in Section 9(d).  Notwithstanding the foregoing, up to 5% of the shares of Stock that are authorized for grant under the Plan may be granted with a minimum vesting schedule that is shorter than that mandated in in this Section 8(d).

(e)          Limitation on Payment of Dividends and Dividend Equivalents.  Notwithstanding any provision in the Plan to the contrary, dividends or Dividend Equivalents otherwise payable on an unvested Award shall be accrued and be paid only at such time as the vesting conditions applicable to the underlying Award have been satisfied.

(f)          Payment of Cash Awards.  Unless the Committee provides otherwise, where an Award is payable in cash, such Award shall be paid by the Subsidiary or Affiliate that employs the Participant, with the payment obligation guaranteed by the Company.

9.           General Provisions.

(a)          Compliance with Legal and Other Requirements.  The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such (i) registration or qualification of such Stock or other required action under federal or state law, rule or regulation, (ii) listing or other required action with respect to any stock exchange or other market upon which the Stock or other securities of the Company are listed or quoted, or (iii) compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information, and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, regulations, listing requirements, or other obligations.  The application of this Section shall not extend the term of any Option or other Award.  The Company shall have no obligation to effect any registration or qualification of the Stock under federal or state laws or to compensate the Award holder for any loss caused by the implementation of this Section 9(a).

(b)          Limits on Transferability.  No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a Subsidiary or Affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of a Participant only by the Participant or his or her guardian or legal representative.  Notwithstanding the foregoing, if and to the extent permitted by the Committee (after taking into account applicable securities laws), Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred by a Participant to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, subject to any terms and conditions which the Committee may impose in connection with such transfer (including limitations on the permissible categories of transferees) (subject to the limitation that in no circumstances may an Award be transferred by a Participant for consideration or value).  A Beneficiary, transferee, or other person claiming any rights under the Plan from or through a Participant shall be subject to all terms and conditions of the Plan and any applicable Award document, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee which are imposed by the Committee in connection with or as a condition to such transfer.  Notwithstanding anything in this Section 9(b) or otherwise in the Plan to the contrary, in no event may an Award granted under the Plan be transferred for consideration or value.

(c)          Committee Authority.  Notwithstanding any provision in the Plan to the contrary and except as otherwise provided in a written employment agreement between the Company (or other member of the Group) and a Participant, the Committee shall have the discretionary authority to determine the treatment of Awards in the event of a Change in Control.

(d)          Adjustments.  The Committee is authorized to make the following adjustments to outstanding Awards and/or limitations on future Awards:

(i)          In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, sale of substantially all assets, liquidation, dissolution or other change in corporate structure or corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of benefits under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (A) the aggregate number and kind of shares of Stock or other property which may be delivered under the Plan, including the number of shares with respect to which ISOs may be granted, (B) the number and kind of shares of Stock or other property by which any applicable annual per-person Award limitations are measured, (C) the number and kind of shares of Stock or other property which may be granted without minimum vesting requirements under Section 8(d), (D) the number and kind of shares of Stock or other property subject to or deliverable in respect of outstanding Awards, (E) the exercise price, grant price or purchase price relating to any Award, and (F) the performance goals and/or performance periods relating to any Award.

(ii)         Upon any reorganization, merger or consolidation as a result of which the Company is not the surviving corporation (or survives as a wholly-owned subsidiary of another corporation or entity), a sale of substantially all the assets of the Company, the dissolution or liquidation of the Company, the disposition of a Subsidiary, Affiliate or business unit of the Company, or a Change in Control, the Committee may take such action as it in its discretion deems appropriate to: (1) accelerate the vesting, in whole or in part, of an Award (and, if applicable, the time at which the Award may be exercised); (2) cash out all or any portion of outstanding Awards through a payment of the in-the-money-value (if any), as determined by the Committee in its sole discretion, of such Awards (payable in cash, shares, or other property) at or immediately prior to the date of such event (it being understood that any Awards that are out-of-the-money, as determined by the Committee in its sole discretion, may be cancelled and terminated without any consideration therefor); subject to compliance with Code Section 409A, such payment may be made in installments and may be deferred until the date or dates the Award would have become exercisable or vested; (3) provide for the substitution or assumption of outstanding Options, SARs, and other Awards (as adjusted to reflect the transaction) by surviving, successor or transferee corporations; (4) provide that in lieu of Stock, Participants shall be entitled to receive the consideration they would have received in the transaction in exchange for such Stock (or the fair market value of such consideration in cash); (5) provide that Options and SARs shall be exercisable for a period of at least ten (10) business days from the date of receipt by Participants of a notice from the Company of such proposed event, following the expiration of which period any unexercised Options and SARs shall terminate; and/or (6) provide for the termination and cancellation of the unvested portion of any outstanding Award with such payment to the Participant (including no payment) as the Committee determines in its sole discretion.

(e)          Tax Provisions.

(i)          Tax Withholding.  Whenever the value of an Award first becomes includible in an Employee’s gross income for applicable tax purposes, the Company shall have the right to require the Employee to remit to the Company, or make arrangements satisfactory to the Committee regarding payment of, an amount sufficient to satisfy any federal, state or local withholding tax liability prior to the delivery of any certificate for such shares or the time of such income inclusion.  Whenever under the Plan payments by the Company are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state or local withholding tax liability.

(ii)         Use of Stock to Satisfy Tax Withholding Obligations.  To the extent permitted by the Committee (in the Award document or otherwise), and subject to any terms and conditions imposed by the Committee, an Employee entitled to receive Stock under the Plan may elect to have the employer’s withholding obligation for federal, state, and local taxes, including payroll taxes, with respect to such Stock satisfied (A) by having the Company withhold from the shares otherwise deliverable to the Employee shares of Stock having a value equal to the amount of such withholding obligation with respect to the Stock or (B) by delivering to the Company shares of unrestricted Stock.  Alternatively, the Committee (in the Award document or subsequently) may require that a portion of the shares of Stock otherwise deliverable be withheld and applied to satisfy the statutory withholding obligations with respect to the Award.

(iii)        Notification of Code Section 83(b) Election.  If a Participant shall, in connection with the acquisition of shares of Stock under the Plan, make the election permitted under Code Section 83(b), such Participant shall notify the Company of such election, and deliver a copy of such election to the Company, within ten (10) days of filing notice of the election with the Internal Revenue Service.

(iv)        Requirement of Notification Upon Disqualifying Disposition of ISO.  If any Participant makes any disposition of shares of Stock delivered pursuant to the exercise of an ISO in a disqualifying disposition within the meaning of Code Section 421(b), such Participant shall notify the Company of such disposition within ten (10) days thereof.

(v)         Disclaimer of Tax Treatment.  Although the Company may endeavor to qualify an Award for favorable tax treatment (e.g., incentive stock options under Code Section 422) or to avoid adverse tax treatment (e.g., under Code Section 409A), the Company makes no representation that the desired tax treatment will be available and expressly disclaims any liability for the failure to maintain favorable or avoid unfavorable tax treatment.  By accepting an Award, a Participant agrees to hold the Company, the Board, the Committee, and their respective delegees harmless for any liability under Code Section 409A.

(f)          Amendment of the Plan and/or Awards.  The Board may terminate the Plan prior to the termination date specified in Section 9(r), and may from time to time amend or suspend the Plan or the Committee’s authority to grant Awards under the Plan, and the Committee may amend outstanding Awards, in each case without the consent of stockholders or Participants, subject to the following limitations:

(i)          Any amendment to the Plan that would materially increase the number of shares reserved for issuance or for which stockholder approval is required by applicable law or any stock exchange or market on which the Stock is listed or traded shall be subject to approval by the Company’s stockholders not later than the earliest annual meeting for which the record date is at or after the date of Board approval of such amendment.

(ii)         No amendment or termination of the Plan or any Award may materially and adversely affect the rights of a Participant without the consent of the affected Participant.  For the purposes of the preceding sentence, (A) actions that alter the timing of income or other taxation of a Participant will not be deemed material, and (B) adjustments of Awards permitted under Section 9(d) will not be considered amendments of such Awards.

(iii)        Without stockholder approval, the Committee will not amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing” under the rules of any securities exchange on which the Stock may then be traded or listed.

Notwithstanding the foregoing provisions of this Section 9(f), the Committee shall have the right, in its sole discretion, to amend the Plan and all outstanding Awards without the consent of stockholders or Participants to the extent the Committee determines that such amendment is necessary or appropriate to comply with Code Section 409A.

Notwithstanding any other provision of the Plan or of any Award, the Committee shall have the right, in its sole discretion, to terminate (or provide for the termination of) the Plan and/or all or selected Awards, and distribute (or provide for the distribution of) the compensation deferred thereunder, within twelve (12) months following the occurrence of a “Change in Control Event” as defined for purposes of Code Section 409A.

(g)          Right of Setoff.  To the extent permitted by applicable law, the Company (or Group) shall have the right to offset amounts payable under this Plan or under any Award against any amounts owed to the Company (or Group) by the Participant.  By accepting any Award granted hereunder, a Participant agrees to any deduction or setoff under this Section 9(g).

(h)          Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant or obligation to deliver Stock or cash pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.  The Committee may authorize the creation of trusts and deposit therein cash, Stock, or other property, or make other arrangements to meet the Company’s obligations under the Plan, consistent with the “unfunded” status of the Plan.

(i)          Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other compensatory plans or incentive arrangements as it may deem desirable, including but not limited to arrangements providing for the issuance of Stock; and such other arrangements may be either applicable generally or only in specific cases.

(j)          Payments in the Event of Forfeitures; Fractional Shares.  Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration or, in the discretion of the Committee, the lesser of such cash consideration or the then value of the Award.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(k)          Compliance with Code Section 409A.

(i)          For purposes of this Plan, references to an Award provision or an event (including any authority or right of the Company or a Participant) being “permitted” under Code Section 409A or being subject to this Section 9(k) mean (i) for a 409A Award, that the provision or event will not cause a Participant to be liable for payment of interest or a tax penalty under Code Section 409A, and (ii) for a Non-409A Award, that the provision or event will not cause the Award to be treated as subject to Code Section 409A.

(ii)         Notwithstanding any other provision of the Plan, the Company and the Committee shall have no authority to accelerate distributions with respect to 409A Awards in excess of the authority permitted under Code Section 409A.

(iii)        Notwithstanding any provision of the Plan or any Award to the contrary, any amounts payable under the Plan on account of termination of employment to an Award holder who is a “specified employee” within the meaning of Code Section 409A which constitute “deferred compensation” within the meaning of Code Section 409A and which are otherwise scheduled to be paid during the first six months following the Award holder’s termination of employment (other than any payments that are permitted under Code Section 409A to be paid within six months following termination of employment of a specified employee) shall be suspended until the six-month anniversary of the Award holder’s termination of employment (or until the Award holder’s death, if earlier), at which time all payments that were suspended shall be paid to the Award holder in a lump sum.  The “specified employees” of the Company shall be determined in such manner as may be specified by resolution of the Committee in accordance with Code Section 409A.

(iv)        A termination of employment shall not be deemed to have occurred for purposes of any 409A Award under this Plan providing for the payment of any amounts upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A.

(l)          Governing Law; Consent to Jurisdiction.  The Plan, any rules and regulations relating to the Plan, and any Award document under the Plan shall be construed in accordance with the laws of the State of Delaware (without giving effect to principles of conflicts of laws) and applicable provisions of federal law. Any dispute arising out of any award granted under the Plan may be resolved in any state or federal court located within the State of Delaware.  Any Award granted under the Plan is granted on condition that the Award holder accepts such venue and submits to the personal jurisdiction of any such court.

(m)         Awards to Participants Outside the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries and Affiliates operate or have Employees, Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange or other applicable law, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries and/or Affiliates shall be covered by the Plan; (b) determine which Employees, Directors or Consultants outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to any Employee, Directors or Consultants outside the United States to comply with applicable law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such sub-plans and/or modifications shall increase the share limitation contained in Section 4(a); and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

(n)          Limitation on Rights Conferred under Plan.  Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Participant the right to continue as a Participant or in the employ or service of the Company or Group, (ii) interfering in any way with the right of the Company or Group to terminate any Participant’s employment or service at any time, (iii) giving any person a claim to be granted any Award under the Plan, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until shares of Stock are duly issued or transferred to the Participant in accordance with the terms of an Award.  Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of Awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive Awards under the Plan, whether or not such persons are similarly situated. Except as expressly provided in the Plan or an Award document, neither the Plan nor any Award document shall confer on any person other than the Company (or Group) and the Participant any rights or remedies thereunder.

(o)          Invalidity of Provision.  If any provision of the Plan or an Award document is finally held to be invalid, illegal, or unenforceable, the Committee shall have the right to modify the terms of affected Awards in such manner as it deems equitable in order to prevent unintended enrichment or dilution of benefits in light of the invalid, illegal or unenforceable provision.

(p)          Compensation Recovery.   All Awards (including any proceeds, gains or other economic benefit actually or constructive received by a Participant upon receipt or exercise of any Award or upon the receipt or resale of any shares of Stock underlying the Award) shall be subject to the provisions of any claw-back or compensation recovery policy implemented by the Company, including, without limitation, any claw-back or compensation recovery policy adopted to comply with the requirements of applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back or compensation recovery policy was in place at the time of grant of an Award, to the extent set forth in such claw-back or compensation recovery policy and/or in the applicable award agreement.  By accepting an Award, the Participant is agreeing to be bound by any claw-back or compensation recovery policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion.

(q)          Plan Effective Date; Termination of Preexisting Plans.  Subject to Section 9(s), the Plan shall become effective on the date that the Form 8-A in connection with the Company’s direct listing becomes effective (the “Effective Date”).  Upon the Effective Date, no further awards shall be granted under the Dex Media, Inc. 2016 Stock Incentive Plan, as amended, but any outstanding awards under such plan shall continue in accordance with its terms.

(r)          Plan Termination Date.  No Awards shall be granted under the Plan after the date that is ten (10) years from the Effective Date, but outstanding Awards granted prior to such date shall continue in accordance with their terms.

(s)          Stockholder Approval.  The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board.  Awards may be granted or awarded prior to such stockholder approval; provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no Stock shall be issued thereto prior to the time when the Plan is approved by the Company’s stockholders; and provided, further, that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

(t)          Section 16.  It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act.  Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 9(t), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

(u)          Data Privacy.  As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 9(u) by and among, as applicable, the Company and its Affiliates and Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.  The Company and its Affiliates and Subsidiaries may hold certain personal information about a Participant, including but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of Stock held in the Company or any of its Affiliates or Subsidiaries, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”).  The Company and its Affiliates and Subsidiaries may transfer the Data among themselves as necessary for the purpose of implementation, administration and management of a Participant’s participation in the Plan, and the Company and its Affiliates and Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Affiliates and Subsidiaries in the implementation, administration and management of the Plan.  These recipients may be located in the Holder’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country.  Through acceptance of an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Affiliates and Subsidiaries or the Participant may elect to deposit any Shares.  The Company may cancel the Participant’s ability to participate in the Plan and, in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws his or her consents as described herein.

(v)          Paperless Administration.  In the event that the Company establishes, for itself using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

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